UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2012

Atlas Resource Partners, L.P.

(Exact name of registrant as specified in its chapter)

Delaware	1-35317	45-3591625
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Park Place Corporate Center One 1000 Commerce Drive, Suite 400 Pittsburgh, PA		15275
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 800-251-0171

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On May 1, 2012, Atlas Resource Partners, L.P. (“ARP”) filed a Current Report on Form 8-K (the “Original 8-K”) to report the completion by ARP Barnett, LLC, an indirect wholly-owned subsidiary of ARP (“ARP Barnett”), of the acquisition (the “Acquisition”) of certain assets from Carrizo Oil & Gas, Inc. and its wholly owned subsidiaries CLLR Inc., Hondo Pipeline, Inc. and Mescalero Pipeline, LLC pursuant to the Purchase and Sale Agreement dated as of March 15, 2012, for $187 million in cash (the “Acquired Assets”). This Current Report on Form 8-K/A amends Item 9.01 of the Original 8-K to present certain financial statements for the Acquired Assets and to present certain unaudited pro forma financial information in connection with the Acquisition.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

The Acquired Assets’ Statements of Combined Revenues and Direct Operating Expenses of Oil and Gas Properties for the years ended December 31, 2011, 2010 and 2009, together with independent auditors’ report thereon, and unaudited Statements of Combined Revenues and Direct Operating Expenses for the three months ended March 31, 2012 and 2011 are filed as Exhibit 99.1 to this Current Report on Form 8-K/A and are incorporated by reference herein.

(b)	Pro Forma Financial Information

The unaudited pro forma consolidated balance sheet of ARP as of March 31, 2012, and the related pro forma consolidated statements of income for the three months ended March 31, 2012 and the year ended December 31, 2011 are filed as Exhibit 99.2 to this Current Report on Form 8-K/A and are incorporated by reference herein.

(d)	Exhibits

23.1	Consent of KPMG LLP

99.1	Statements of Combined Revenues and Direct Operating Expenses of Oil and Gas Properties for the years ended December 31, 2011, 2010 and 2009 and unaudited Statements of Combined Revenues and Direct Operating Expenses for the three months ended March 31, 2012 and 2011

99.2	Unaudited pro forma consolidated financial statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 10, 2012	ATLAS RESOURCE PARTNERS, L.P.

	By:	Atlas Resource Partners GP, LLC, its general partner

	By:	/s/ Sean P. McGrath
	Name:	Sean P. McGrath
	Its:	Chief Financial Officer

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